Exhibit 99.1

HighPeak Energy, Inc. Announces Third Quarter 2024 Financial and Operating Results

Fort Worth, Texas, November 4, 2024 (GLOBE NEWSWIRE) - HighPeak Energy, Inc. (“HighPeak” or the “Company”) (NASDAQ: HPK) today announced financial and operating results for the quarter and nine months ended September 30, 2024, and provided updated 2024 production guidance.

Highlights

Third Quarter 2024

●	Sales volumes averaged 51,346 barrels of crude oil equivalent per day (“Boe/d”), consisting of 88% liquids (crude oil and NGL), representing a 6% increase over the second quarter 2024.

●	Net income was $49.9 million, or $0.35 per diluted share, and EBITDAX (a non-GAAP financial measure defined and reconciled below) was $214.3 million, or $1.51 per diluted share.

●	Generated free cash flow (a non-GAAP financial measure defined and reconciled below) of $36.1 million, which marks the fifth consecutive quarter of positive free cash flow generation.

●

The Company reduced long-term debt by $30 million during the third quarter and has reduced long-term debt by $90 million year-to-date, paid a quarterly dividend of $0.04 per share and continued to execute its share buyback plan by repurchasing over 870,000 shares during the third quarter.

Recent Events

●

Increased 2024 average production guidance by more than 5% from the second quarter guidance revision and 10% from our original 2024 guidance to a range of 48,000 to 51,000 Boe/d expected for the full year 2024.

●	On November 4, 2024, the Company’s Board of Directors declared a quarterly dividend of $0.04 per common share outstanding payable in December 2024.

Statement from HighPeak Chairman and CEO, Jack Hightower:

“We promised this would be a year marked by steady and reliable achievements, and I am proud we have continued to demonstrate that commitment. There are three main takeaways from our third quarter results. First, our current well performance has led us to increase our full year production guidance 10% higher than originally projected. Second, our operations team continues to tighten costs, resulting in more capital and operating efficiencies across the corporate structure. Third, we continue to generate free cash flow, more than $200 million over the last five quarters, which in turn has strengthened our balance sheet and positioned us to take advantage of opportunities that increase shareholder value.

“With HighPeak’s core values of maintaining disciplined operations, strengthening our balance sheet and maximizing value for our shareholders, we will finish strong in 2024 and set the course for continued momentum in 2025. Concurrently, we will remain diligent in our strategic alternatives process, with the goal of identifying a line of sight that will realize optimal value of this high quality asset.”

Third Quarter 2024 Operational Update

HighPeak’s sales volumes during the third quarter of 2024 averaged 51,346 Boe/d, a 6% increase over second quarter of 2024. Third quarter sales volumes consisted of approximately 88% liquids (crude oil and NGL).

The Company ran two drilling rigs and one frac crew during the third quarter, drilled 17 gross (16.9 net) horizontal wells and completed 14 gross (10.5 net) producing horizontal wells. At September 30, 2024, the Company had 24 gross (23.9 net) horizontal wells and 1 gross (1.0 net) salt-water disposal well in various stages of drilling and completion.

HighPeak President, Michael Hollis, commented,

“The third quarter was another operationally disciplined, beat-and-raise quarter for HighPeak Energy. We increased the midpoint of our yearly production guide by an additional 5%, which is up 10% from our original guide. We also have exciting results both in our northern extension areas and our first well in the Middle Spraberry zone. The results of these successful wells bolster our massive runway of over 1,150 sub $50 oil breakeven drilling location inventory. At our current development cadence, that is over two decades of highly economic inventory.

“As most are aware, there are structural differences between the Delaware and the Midland Basins that results in the D,C&E cost to be less in the Midland Basin. These structural differences of depth, pressure and horse-power requirements for stimulation can lead to over $3 million of savings per well. HighPeak’s acreage enjoys similar structural differences compared with the more central portions of the Midland Basin. HighPeak’s D,C&E costs are roughly $2 million dollars cheaper per well than average Midland Basin wells. Generating similar oil recoveries for roughly 25% less cost per foot, generates superior returns. Sustaining this for decades will drive significant shareholder value.

“The HighPeak team continues to be focused on reducing operational and capital costs. All the hard work and effort over the last few years is now paying off. HighPeak lowered the midpoint of its 2024 LOE guide by 12.5% last quarter and we reaffirm our LOE range and tightened capital expenditure range for 2024. As continuous improvement is in our DNA, we look forward to achieving additional efficiency gains in 2025.”

Third Quarter 2024 Financial Results

HighPeak reported net income of $49.9 million for the third quarter of 2024, or $0.35 per diluted share. The Company reported EBITDAX of $214.3 million, or $1.51 per diluted share.

Third quarter average realized prices were $75.99 per barrel (“$/Bbl”) of crude oil, $21.14 per barrel of NGL and $0.42 per Mcf of natural gas, resulting in an overall realized price of $57.49 per Boe, or 76.3% of the weighted average of NYMEX crude oil prices, excluding the effects of derivatives. HighPeak’s cash costs for the third quarter were $11.81 per Boe, including lease operating expenses of $7.12 per Boe, workover expenses of $0.38 per Boe, production and ad valorem taxes of $3.26 per Boe and G&A expenses of $1.05 per Boe. As a result, the Company’s unhedged EBITDAX per Boe was $45.68, or 79.5% of the overall realized price per Boe for the quarter, excluding the effects of derivatives.

HighPeak’s third quarter 2024 capital expenditures to drill, complete, equip, provide facilities and for infrastructure were $140.0 million.

Dividends

During the third quarter of 2024, HighPeak’s Board of Directors approved a quarterly dividend of $0.04 per share, or $5.0 million in dividends paid to stockholders during the quarter. In addition, in November 2024, the Company’s Board of Directors declared a quarterly dividend of $0.04 per share, or approximately $5.0 million in dividends, to be paid on December 23, 2024 to stockholders of record on December 2, 2024.

Conference Call

HighPeak will host a conference call and webcast on Tuesday, November 5, 2024, at 10:00 a.m. Central Time for investors and analysts to discuss its results for the third quarter of 2024. Conference call participants may register for the call here. Access to the live audio-only webcast and replay of the earnings release conference call may be found here. A live broadcast of the earnings conference call will also be available on the HighPeak Energy website at www.highpeakenergy.com under the “Investors” section of the website. A replay will also be available on the website following the call.

When available, a copy of the Company’s earnings release, investor presentation and Quarterly Report on Form 10-Q may be found on its website at www.highpeakenergy.com.

About HighPeak Energy, Inc.

HighPeak Energy, Inc. is a publicly traded independent crude oil and natural gas company, headquartered in Fort Worth, Texas, focused on the acquisition, development, exploration and exploitation of unconventional crude oil and natural gas reserves in the Midland Basin in West Texas. For more information, please visit our website at www.highpeakenergy.com.

Cautionary Note Regarding Forward-Looking Statements

The information in this press release contains forward-looking statements that involve risks and uncertainties. When used in this document, the words “believes,” “plans,” “expects,” “anticipates,” “forecasts,” “intends,” “continue,” “may,” “will,” “could,” “should,” “future,” “potential,” “estimate” or the negative of such terms and similar expressions as they relate to HighPeak Energy, Inc. (“HighPeak Energy,” the “Company” or the “Successor”) are intended to identify forward-looking statements, which are generally not historical in nature. The forward-looking statements are based on the Company's current expectations, assumptions, estimates and projections about the Company and the industry in which the Company operates. Although the Company believes that the expectations and assumptions reflected in the forward-looking statements are reasonable as and when made, they involve risks and uncertainties that are difficult to predict and, in many cases, beyond the Company's control. For example, the Company’s review of strategic alternatives may not result in a sale of the Company, a recommendation that a transaction occur or result in a completed transaction, and any transaction that occurs may not increase shareholder value, in each case as a result of such risks and uncertainties.

These risks and uncertainties include, among other things, the results of the strategic review being undertaken by the Company’s Board and the interest of prospective counterparties, the Company’s ability to realize the results contemplated by its 2024 guidance, volatility of commodity prices, product supply and demand, the impact of a widespread outbreak of an illness, such as the coronavirus disease pandemic, on global and U.S. economic activity, competition, the ability to obtain environmental and other permits and the timing thereof, other government regulation or action, the ability to obtain approvals from third parties and negotiate agreements with third parties on mutually acceptable terms, litigation, the costs and results of drilling and operations, availability of equipment, services, resources and personnel required to perform the Company's drilling and operating activities, access to and availability of transportation, processing, fractionation, refining and storage facilities, HighPeak Energy's ability to replace reserves, implement its business plans or complete its development activities as scheduled, access to and cost of capital, the financial strength of counterparties to any credit facility and derivative contracts entered into by HighPeak Energy, if any, and purchasers of HighPeak Energy's oil, natural gas liquids and natural gas production, uncertainties about estimates of reserves, identification of drilling locations and the ability to add proved reserves in the future, the assumptions underlying forecasts, including forecasts of production, expenses, cash flow from sales of oil and gas and tax rates, quality of technical data, environmental and weather risks, including the possible impacts of climate change, cybersecurity risks and acts of war or terrorism. These and other risks are described in the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K and other filings with the SEC. The Company undertakes no duty to publicly update these statements except as required by law.

Reserve engineering is a process of estimating underground accumulations of hydrocarbons that cannot be measured in an exact way. The accuracy of any reserve estimate depends on the quality of available data, the interpretation of such data and price and cost assumptions made by reserve engineers. Reserves estimates included herein may not be indicative of the level of reserves or PV-10 value of oil and natural gas production in the future. In addition, the results of drilling, testing and production activities may justify revisions of estimates that were made previously. If significant, such revisions could impact HighPeak’s strategy and change the schedule of any further production and development drilling. Accordingly, reserve estimates may differ significantly from the quantities of oil and natural gas that are ultimately recovered.

Use of Projections

The financial, operational, industry and market projections, estimates and targets in this press release and in the Company’s guidance (including production, operating expenses and capital expenditures in future periods) are based on assumptions that are inherently subject to significant uncertainties and contingencies, many of which are beyond the Company’s control. The assumptions and estimates underlying the projected, expected or target results are inherently uncertain and are subject to a wide variety of significant business, economic, regulatory and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the financial, operational, industry and market projections, estimates and targets, including assumptions, risks and uncertainties described in “Cautionary Note Regarding Forward-Looking Statements” above. These projections are speculative by their nature and, accordingly, are subject to significant risk of not being actually realized by the Company. Projected results of the Company for 2024 are particularly speculative and subject to change. Actual results may vary materially from the current projections, including for reasons beyond the Company’s control. The projections are based on current expectations and available information as of the date of this release. The Company undertakes no duty to publicly update these projections except as required by law.

Drilling Locations

The Company has estimated its drilling locations based on well spacing assumptions and upon the evaluation of its drilling results and those of other operators in its area, combined with its interpretation of available geologic and engineering data. The drilling locations actually drilled on the Company’s properties will depend on the availability of capital, regulatory approvals, commodity prices, costs, actual drilling results and other factors. Any drilling activities conducted on these identified locations may not be successful and may not result in additional proved reserves. Further, to the extent the drilling locations are associated with acreage that expires, the Company would lose its right to develop the related locations.

HighPeak Energy, Inc. Unaudited Condensed Consolidated Balance Sheet Data (In thousands)

	September 30, 2024	December 31, 2023
Current assets:
Cash and cash equivalents	$135,573	$194,515
Accounts receivable	76,444	94,589
Derivative instruments	24,843	31,480
Inventory	7,966	7,254
Prepaid expenses	3,921	995
Total current assets	248,747	328,833
Crude oil and natural gas properties, using the successful efforts method of accounting:
Proved properties	3,798,128	3,338,107
Unproved properties	75,088	72,715
Accumulated depletion, depreciation and amortization	(1,079,113)	(684,179)
Total crude oil and natural gas properties, net	2,794,103	2,726,643
Other property and equipment, net	3,483	3,572
Derivative instruments	—	16,059
Other noncurrent assets	15,133	5,684
Total assets	$3,061,466	$3,080,791

Current liabilities:
Current portion of long-term debt, net	$120,000	$120,000
Accounts payable – trade	52,557	63,583
Accrued capital expenditures	30,388	39,231
Revenues and royalties payable	28,532	29,724
Other accrued liabilities	25,499	19,613
Derivative instruments	1,937	13,054
Advances from joint interest owners	425	262
Operating leases	290	528
Accrued interest	—	1,398
Total current liabilities	259,628	287,393
Noncurrent liabilities:
Long-term debt, net	953,825	1,030,299
Deferred income taxes	227,966	197,068
Asset retirement obligations	14,231	13,245
Operating leases	126	—
Derivative instruments	—	65
Commitments and contingencies

Stockholders' equity
Common stock	13	13
Additional paid-in capital	1,173,231	1,189,424
Retained earnings	432,446	363,284
Total stockholders' equity	1,605,690	1,552,721
Total liabilities and stockholders' equity	$3,061,466	$3,080,791

HighPeak Energy, Inc.
Unaudited Condensed Consolidated Statements of Operations
(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Operating revenues:
Crude oil sales	$270,636	$338,372	$827,595	$790,458
NGL and natural gas sales	942	7,214	7,013	19,682
Total operating revenues	271,578	345,586	834,608	810,140
Operating costs and expenses:
Crude oil and natural gas production	35,413	39,820	98,482	107,696
Production and ad valorem taxes	15,412	18,839	46,410	44,395
Exploration and abandonments	362	1,728	1,027	4,372
Depletion, depreciation and amortization	136,578	117,420	395,121	291,562
Accretion of discount	241	122	722	360
General and administrative	4,971	6,934	14,391	11,952
Stock-based compensation	3,753	14,057	11,326	22,095
Total operating costs and expenses	196,730	198,920	567,479	482,432
Other expense	1,404	540	3,405	8,042
Income from operations	73,444	146,126	263,724	319,666
Interest income	2,172	730	6,964	923
Interest expense	(42,579)	(37,022)	(129,204)	(103,278)
Loss on derivative instruments, net	32,334	(29,655)	(23,411)	(30,898)
Loss on extinguishment of debt	—	(27,300)	—	(27,300)
Income before income taxes	65,371	52,879	118,073	159,113
Income tax expense	15,438	14,100	31,985	38,251
Net income	$49,933	$38,779	$86,088	$120,862

Earnings per share:
Basic net income	$0.36	$0.28	$0.62	$0.94
Diluted net income	$0.35	$0.28	$0.60	$0.90

Weighted average shares outstanding:
Basic	124,988	123,159	125,595	115,164
Diluted	129,094	127,006	129,581	120,531

Dividends declared per share	$0.04	$0.025	$0.12	$0.075

HighPeak Energy, Inc.
Unaudited Condensed Consolidated Statements of Cash Flows
(in thousands)

	Nine Months Ended September 30,
	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$86,088	$120,862
Adjustments to reconcile net income to net cash provided by operations:
Provision for deferred income taxes	30,898	38,251
Loss on extinguishment of debt	—	27,300
Loss on derivative instruments	23,411	30,898
Cash paid on settlement of derivative instruments	(11,897)	(21,032)
Amortization of debt issuance costs	6,199	9,352
Amortization of original issue discounts on long-term debt	7,385	12,660
Stock-based compensation expense	11,326	22,095
Accretion expense	722	360
Depletion, depreciation and amortization expense	395,121	291,562
Exploration and abandonment expense	386	3,747
Changes in operating assets and liabilities:
Accounts receivable	18,145	(29,385)
Prepaid expenses, inventory and other assets	(12,387)	(1,628)
Accounts payable, accrued liabilities and other current liabilities	(4,524)	16,700
Net cash provided by operating activities	550,873	521,742
CASH FLOWS FROM INVESTING ACTIVITIES:
Additions to crude oil and natural gas properties	(452,148)	(840,663)
Changes in working capital associated with crude oil and natural gas property additions	(13,214)	(86,468)
Acquisitions of crude oil and natural gas properties	(10,367)	(9,602)
Proceeds from sales of properties	118	—
Deposit and other costs related to pending acquisitions	—	(409)
Other property additions	(216)	(103)
Net cash used in investing activities	(475,827)	(937,245)
CASH FLOWS FROM FINANCING ACTIVITIES:
Repayments under Term Loan Credit Agreement	(90,000)	—
Repurchased shares under buyback program	(27,247)	—
Dividends paid	(15,082)	(8,706)
Dividend equivalents paid	(1,602)	(903)
Debt issuance costs	(58)	(26,401)
Proceeds from exercises of warrants	1	1,728
Borrowings under Term Loan Credit Agreement	—	1,170,000
Repayments under Prior Credit Agreement	—	(525,000)
Repayments of 10.000% Senior Notes and 10.625% Senior Notes	—	(475,000)
Borrowings under Prior Credit Agreement	—	255,000
Proceeds from issuance of common stock	—	155,768
Stock offering costs	—	(5,371)
Premium on extinguishment of debt	—	(4,457)
Proceeds from exercises of stock options	—	148
Net cash (used in) provided by financing activities	(133,988)	536,806
Net (decrease) increase in cash and cash equivalents	(58,942)	121,303
Cash and cash equivalents, beginning of period	194,515	30,504
Cash and cash equivalents, end of period	$135,573	$151,807

HighPeak Energy, Inc.
Unaudited Summary Operating Highlights

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Average Daily Sales Volumes:
Crude oil (Bbls)	38,710	44,381	38,581	37,171
NGLs (Bbls)	6,497	4,708	5,890	3,895
Natural gas (Mcf)	36,831	21,716	32,418	18,221
Total (Boe)	51,346	52,708	49,874	44,102

Average Realized Prices (excluding effects of derivatives):
Crude oil per Bbl	$75.99	$82.87	$78.29	$77.90
NGL per Bbl	$21.14	$20.08	$21.96	$22.23
Natural gas per Mcf	$0.42	$1.89	$0.58	$1.58
Total per Boe	$57.49	$71.27	$61.07	$67.29

Margin Data ($ per Boe):
Average price, excluding effects of derivatives	$57.49	$71.27	$61.07	$67.29
Lease operating expenses	(7.12)	(7.87)	(6.74)	(8.23)
Expense workovers	(0.38)	(0.34)	(0.47)	(0.71)
Production and ad valorem taxes	(3.26)	(3.89)	(3.40)	(3.69)
General and administrative expenses	(1.05)	(1.43)	(1.05)	(0.99)
	$45.68	$57.74	$49.41	$53.67

HighPeak Energy, Inc.
Unaudited Earnings Per Share Details

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net income as reported	$49,933	$38,779	$86,088	$120,862
Participating basic earnings	(4,835)	(3,771)	(8,280)	(12,413)
Basic earnings attributable to common shareholders	45,098	35,008	77,808	108,449
Reallocation of participating earnings	66	54	102	192
Diluted net income attributable to common shareholders	$45,164	$35,062	$77,910	$108,641

Basic weighted average shares outstanding	124,988	123,159	125,595	115,164
Dilutive warrants and unvested stock options	1,952	1,688	1,832	3,208
Dilutive unvested restricted stock	2,154	2,159	2,154	2,159
Diluted weighted average shares outstanding	129,094	127,006	129,581	120,531

Net income per share attributable to common shareholders:
Basic	$0.36	$0.28	$0.62	$0.94
Diluted	$0.35	$0.28	$0.60	$0.90

HighPeak Energy, Inc.
Unaudited Reconciliation of Net Income to EBITDAX, Discretionary Cash Flow and Net Cash Provided by Operations
(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net income	$49,933	$38,779	$86,088	$120,862
Interest expense	42,579	37,022	129,204	103,278
Interest income	(2,172)	(730)	(6,964)	(923)
Income tax expense	15,438	14,100	31,985	38,251
Depletion, depreciation and amortization	136,578	117,420	395,121	291,562
Accretion of discount	241	122	722	360
Exploration and abandonment expense	362	1,728	1,027	4,372
Stock based compensation	3,753	14,057	11,326	22,095
Derivative related noncash activity	(33,775)	15,883	11,514	9,866
Loss on extinguishment of debt	—	27,300	—	27,300
Other expense	1,404	540	3,405	8,042
EBITDAX	214,341	266,221	663,428	625,065
Cash interest expense	(38,020)	(33,798)	(115,620)	(85,723)
Other (a)	53	4,480	1,831	(3,287)
Discretionary cash flow	176,374	236,903	549,639	536,055
Changes in operating assets and liabilities	729	(78,837)	1,234	(14,313)
Net cash provided by operating activities	$177,103	$158,066	$550,873	$521,742

(a) includes interest and other income net of current tax expense, other expense and operating portion of exploration and abandonment expenses.

HighPeak Energy, Inc.
Unaudited Free Cash Flow Reconciliation
(in thousands)

	Three Months Ended September 30, 2024	Nine Months Ended September 30, 2024

Net cash provided by operating activities	$177,103	$550,873
Changes in operating assets and liabilities	(729)	(1,234)
Discretionary cash flow	176,374	549,639
Less: Additions to crude oil and natural gas properties (excluding acquisitions)	(140,251)	(452,148)
Free cash flow	$36,123	$97,491

Investor Contact:

Ryan Hightower

Vice President, Business Development

817.850.9204

rhightower@highpeakenergy.com

Source: HighPeak Energy, Inc.